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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 25, 2001

                             NABORS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                      1-9245                    930711613
(State or Other Jurisdiction        (Commission                (IRS Employer
         of Incorporation)          File Number)             Identification No.)


515 West Greens Road, Suite 1200
         Houston, Texas                                             77067
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code (281) 874-0035

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

          On January 25, 2001, Nabors Industries, Inc. issued a press release announcing the results of its fourth quarter and full year 2000.

          On January 31, 2001, Nabors Industries, Inc. issued a press release announcing the sale of zero coupon debentures for approximately $700 million in gross proceeds.

          On February 1, 2001, Nabors Industries, Inc. issued a press release providing further details of it sale of zero coupon debentures, including that: (1) the aggregate principal amount at maturity of the debentures is $1,151 million; (2) each $1,000 in principal amount at maturity of the debentures is convertible into 7.0745 shares of its common stock; and (3) the yield to maturity of the debentures is 2.5%.

          Copies of each of these press releases are filed as exhibits to this report and are incorporated in this report by reference.















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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c) Exhibits

              Exhibit No.           Description
              -----------           -----------

              99.1                  Press Release of January 25, 2001

              99.2                  Press Release of January 31, 2001

              99.3                  Press Release of February 1, 2001



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NABORS INDUSTRIES, INC.


Date: February 1, 2001                      By: /s/ Bruce P. Koch
                                               ---------------------------------
                                                    Bruce P. Koch
                                                    Vice President-Finance



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                                  EXHIBIT INDEX

           Exhibit No.            Description
           -----------            -----------

           99.1                   Press Release of January 25, 2001

           99.2                   Press Release of January 31, 2001

           99.3                   Press Release of February 1, 2001